                                                                      EXHIBIT 23


                        CMC SECURITIES CORPORATION III
                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-47913) of CMC Securities Corporation III pertaining to the issuance of a maximum $4 billion aggregate principal balance of collateralized mortgage obligations and in the related prospectus and prospectus supplements of our report dated January 22, 1997, with respect to the financial statements of CMC Securities Corporation III included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                               ERNST & YOUNG LLP



Dallas, Texas
March 14, 1997